EXHIBIT 99.1

Contacts:

Sidney Hinton	Philip Bourdillon/Gene Heller
President and CEO	Silverman Heller Associates
919-453-1750	310-208-2550
Metretek Technologies Reports
Record First-Quarter Results
WAKE FOREST, N.C. — May 10, 2007 — For the three months ended March 31, 2007, Metretek Technologies, Inc. (Amex: MEK) reported record first-quarter revenues of $27.0 million and record first-quarter net income of $2.2 million, or $0.13 per diluted share, compared to revenues of $14.8 million and net income of $638,000, or $0.04 per diluted share, in the first quarter of 2006.
“This was the strongest first quarter in the company’s history,” noted Sidney Hinton, president and chief executive officer of Metretek Technologies. “PowerSecure, which accounted for 80% of total revenues in the quarter, continues to build on its reputation as a premier provider of turnkey distributed generation solutions and is the engine behind Metretek’s growth. It reported first-quarter revenues of $21.5 million, more than double the $9.7 million of a year ago, with segment profit of $1.3 million compared to $256,000 in the prior year.”
Southern Flow enjoyed a strong quarter as well, generating revenues of $3.9 million and segment profit of $620,000. Metretek Florida’s operations also enjoyed a strong quarter and were essentially breakeven on revenues of $953,000, a 30% increase over the first quarter of 2006.
“As we have noted in the past,” concluded Hinton, “PowerSecure’s revenues are heavily influenced by the number, size, and timing of various projects, as well as the percentage of in-process projects completed. Accordingly, it is difficult to predict from quarter to quarter just what PowerSecure’s — and by extension, the company’s — revenues will be. With that understood, 2007 is off to an excellent start, and current indications are that it will be another record year for the company.”
In a press release of February 21, 2007, the company reaffirmed previously published guidance for the year ending December 31, 2007. Subsequently, the company announced that it would incur pre-tax non-recurring restructuring charges of approximately $14.1 million related to the retirement in April of its two founders and expenses associated with the relocation of its corporate offices from Denver to Wake Forest, North Carolina. These costs will be reflected in the results of operations for the quarter ending June 30, 2007, to be reported in August, at which time the company will address top- and bottom-line guidance for the year. The Company expects that the restructuring and relocation will result in annual savings of approximately $2.4 million, the effects of which will be recognized for accounting purposes, commencing in the second half of 2007.

Conference Call and Webcast:
At 11 a.m. EDT today, May 10, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call (toll free) 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing in to the Metretek Technologies conference call.
This call can also be accessed live via the Internet at the Company’s website, www.metretek.com; to access the call, click on the “Investor Info” button and then click on the icon for the “2007 first-quarter results teleconference.” The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.earnings.com; to access the call, type in Metretek’s stock symbol, MEK, in the top right corner of the home page to be taken to the Company’s webcast page. These websites will host an archive of the teleconference. Additionally, a telephone playback will be available for 48 hours beginning at 2 p.m. EDT on May 10. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Conference ID 8194707.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries — Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the business operations and prospects for the Company and its subsidiaries; the outlook for the Company’s consolidated revenues and earnings in 2007; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company’s subsidiaries; the size, timing and terms of sales and orders, including large customer orders, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the ability of the Company’s subsidiaries to obtain adequate supplies of key components and materials for their products and technologies on a timely and cost-effective basis; the ability of PowerSecure to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to manage its growth and to address the effects of any future changes in tariff structures and environmental requirements on its business solutions; the effects from time to time of hurricanes and other severe weather conditions on the demand for

Southern Flow’s products and services; the ability of Metretek Florida to successfully develop and expand its products, services, technologies and markets; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to attract, retain and motivate key personnel; changes in the energy industry in general and the natural gas and electricity markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; general economic, market and business conditions; the effects of pending and future litigation, claims and disputes; changes in the energy industry generally and in the natural gas and electricity industries in particular, including price levels; general economic, market and business conditions; and other risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
(financial tables follow)

METRETEK TECHNOLOGIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (unaudited)

	First Quarter Ended
	March 31,
	2007	2006

REVENUES:
Sales and services	$26,368,744	$14,736,874
Other	610,485	95,455

Total revenues	26,979,229	14,832,329

COSTS AND EXPENSES:
Cost of sales and services	18,417,233	10,131,362
General and administrative	5,524,079	3,435,349
Selling, marketing and service	864,283	759,061
Depreciation and amortization	342,924	172,406
Research and development	210,791	177,626
Interest, finance charges and other	7,320	88,375

Total costs and expenses	25,366,630	14,764,179

Income from operations	1,612,599	68,150

Income from litigation settlements, net	278,334	—

Equity in income of unconsolidated affiliate	648,560	730,468

Minority interest	—	(72,464)

Income taxes	(306,137)	(88,515)

Net Income	$2,233,356	$637,639

EARNINGS PER SHARE AMOUNTS:
Basic	$0.14	$0.05

Diluted	$0.13	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,830,475	13,183,784

Diluted	17,020,123	15,151,903

Condensed Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
	2007	2007

Total current assets	$64,839,281	$70,536,009
Property, plant and equipment, net	4,536,738	4,443,879
Total other assets	14,858,145	14,719,547

Total Assets	$84,234,164	$89,699,435

Total current liabilities	$23,645,416	$31,692,373
Total noncurrent liabilities	291,497	7,431
Total stockholders’ equity	60,297,251	57,999,631

Total liabilities and stockholders’ equity	$84,234,164	$89,699,435